UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

__________________________________________________________________

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

___________________________________________________________________

Date of Report (Date of earliest event reported):  May 14, 2008

ADEX MEDIA, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	333-143695	20-8755674
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

833 N. Shoreline Blvd., Suite A200 Mountain View, California	94943
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (650) 967-3040

422 Oakland Drive, Raleigh, North Carolina 27609
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

        On May 16, 2008, Adex Media, Inc., a Delaware corporation (“Adex” or the “Company”), filed a Current Report on Form 8-K (the “Original Filing”)announcing, among other things, the merger of Abundantad, Inc., a privately held Nevada corporation (“Abundantad”) with and into a wholly owned subsidiary of Adex (the “Merger”), and that as a result Abundantad became a wholly owned subsidiary of Adex. We are filing this Current Report on Form 8-K/A (this “Amended Filing”) to clarify certain statements and figures and to more fully explain the Merger. For the sake of convenience, this Amended Filing amends and restates the Original Filing in its entirety, as of the date of the Original Filing. The filing of this Amended Filing shall not be deemed to be an admission that the Original Filing when made included any untrue statement of a material fact or omitted to state a material fact necessary to make a statement not misleading.

Item 2.01    Completion of Acquisition or Disposition of Assets.

As previously reported, SupportSpan, Inc., a Nevada corporation (“SupportSpan”), merged with and into Adex Media, Inc., a Delaware corporation (“Adex”), for the purpose of changing its state of incorporation to Delaware from Nevada and changing its name to Adex Media, Inc., all pursuant to a Certificate of Ownership and Merger dated April 25, 2008, approved by stockholders on April 25, 2008 and filed with the Secretary of State of Delaware on April 25, 2008.  Under the terms of the Certificate of Ownership and Merger, Adex was the surviving entity and each share of SupportSpan was exchanged for 19.3624423963134 shares of Adex.

Merger

The Merger.  On May 14, 2008, Adex entered into an Agreement and Plan of Merger and Reorganization (the “Merger Agreement”) by and among Adex Media Acquisition, Inc., a wholly-owned subsidiary of Adex, and Abundantad, Inc., a privately held Nevada corporation (“Abundantad”).  At the closing of the merger with Abundantad pursuant to the Merger Agreement (the “Merger”), each share of Abundantad’s common stock issued and outstanding immediately prior to the closing of the Merger was converted into the right to receive one share of Adex’s common stock.

The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of the Merger Agreement, which is filed as Exhibit 2.1 hereto and incorporated herein by reference.

Following the closing of the Merger there were 29,524,653 shares of Adex’s common stock issued and outstanding.  Approximately 57% of such issued and outstanding shares were held by the former stockholders and investors of Abundantad.

Adex had no options or warrants to purchase shares of its capital stock outstanding immediately prior to the closing of the Merger.  Abundantad had not issued any warrants.  On May 15, 2008, Adex adopted, and its stockholders have approved, an employee stock option plan and reserved 5,000,000 shares of its common stock for issuance as incentive awards to officers, directors, employees, consultants and other qualified persons in the future.  On May 15, 2008, Adex issued options to purchase shares of its common stock to seven individuals: Dennis Hom, James Kim, Scott Rewick, Brian Carozzi, Ben Zadik, Ed Bernstein and Ed Roffman.

The shares of Adex’s common stock issued by Adex to former holders of Abundantad’s common stock in connection with the Merger were not registered under the Securities Act, in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933 and Regulation D promulgated under that section, which exempt transactions by an issuer not involving any public offering.  These securities may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements.  Certificates representing these shares contain a legend stating the restrictions applicable to such shares.

Changes Resulting from the Merger.  We  intend to carry on Abundantad’s business as one of Adex’s lines of business.  Adex has relocated its executive offices to 883 N. Shoreline Blvd., Suite A200, Mountain View, California 94943 and our telephone number is (650) 967-3040.

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The required number of Abundantad stockholders approved the Merger and its related transactions by written consent dated May 14, 2008.  Under Nevada law, any Abundantad stockholders who did not vote in favor of the Merger may demand in writing that Abundantad pay them the fair value of their shares.  If a dissenting stockholder is not satisfied with Abundantad’s estimate of the fair value of the shares, the parties may petition a Nevada court to determine fair value.  As of May 14, 2008, no Abundantad stockholders had indicated their intention to seek appraisal of their shares.

Changes to the Board of Directors and Executive Officers.  Upon closing of the Merger, the then-current sole officer and director of Adex resigned and was replaced by new officers and directors.  Immediately following the closing of the Merger, Adex’s board of directors consisted of Ed Roffman, Scott Rewick and Ed Bernstein.  The new officers and directors are as follows:

Name	Age	Position
Ed Roffman	58	Director
Scott Rewick	40	Director and Chief Executive Officer
Ed Bernstein	56	Director
Ben Zadik	33	Chief Financial Officer
Brian Carrozzi	30	Chief Operating Officer

All directors hold office for one-year terms until the election and qualification of their successors.  Officers are elected by the board of directors and serve at the discretion of the board.

Accounting Treatment.  We are accounting for the Merger as a reverse acquisition and recapitalization.  Abundantad is the acquiror for accounting purposes and Adex is the acquired company.  On the closing date of the Merger, May 14, 2008, Abundantad also acquired the assets of Kim & Lim, LLC, a California limited liability company doing business as PiecesMedia (“Kim & Lim, LLC”).  Accordingly, Abundantad’s historical financial statements and the financial statements for Kim & Lim, LLC for periods prior to the acquisition become those of the registrant (Adex) retroactively restated for, and giving effect to, the number of shares received in the Merger.  The accumulated deficit, if any, of Abundantad is carried forward after the acquisition.  Operations reported for periods prior to the Merger are those of Abundantad.  Earnings per share for the periods prior to the Merger are restated to reflect the equivalent number of shares outstanding.

Description of Business

Overview

On February 4, 2008, Abundantad was formed for the purpose of:

•
acquiring publishers of Internet content whose properties are deemed desirable to generate paid-for dissemination of third-party direct advertising, and revenues derived from agency and advertising network directed advertising on the Internet; and

•	acquiring, owning and operating content Web sites, which may include contest, sweepstakes and other Internet Web sites, through joint ventures, revenue sharing and similar arrangements.

To fund acquisitions and business expansion, Abundantad, prior to the Merger, privately raised $5.8 million from the sale of common stock.  In April 2008, Abundantad, Inc. entered into an Asset Purchase Agreement with the Internet publishing company Kim & Lim, LLC.  On May 14, 2008, the day of the Merger, the Asset Purchase Agreement between Abundantad and Kim & Lim, LLC closed.  Following the Merger, Abundantad will operate as an Internet publisher and will disseminate content suitable for paid advertising and sponsorship on a per-activity or viewership basis.  Abundantad will have further financing needs for the operation of its newly acquired business and may seek funds through one or more private placements or registered offerings.

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Although our strategy includes continuation of the operations of Abundantad and Kim & Lim, LLC and acquiring other companies in the Internet publishing and advertising industries, there can be no assurance that we will succeed.  For a cautionary discussion of risks and uncertainties that affect our business, see the section of this report entitled “Risk Factors” below.

Internet Advertising and Publishing Businesses

Adex is an early-stage company which seeks to become an Internet publisher and advertising company.  We intend to offer advertising customers a multi-channel Internet advertising network, providing desirable Web-site destinations and broader solutions for direct advertisers and agencies designed to satisfy advertiser and agency demand for new customer leads and acquisitions.

We intend to offer basic paid-for Internet advertising and performance-based paid-for Internet advertising.  Paid-for advertising is commonly known as cost-per-action (CPA) (or in some cases cost-per-click, CPC), in which an advertiser only pays if an Internet user lands on a Web site and completes an action defined by the advertiser, such as supplying qualified database names (e.g., opt-in e-mail), signing-up for services, downloading content, or making inquiries.

We intend to acquire businesses that are publishers of content and provide advertising network opportunities that make cost-effective Internet advertising programs and services feasible, although presently we offer none of these services.

The Market Opportunity

We believe there are significant opportunities to increase our market position, both through organic growth within the online lead-generation space, and through favorable mergers and acquisitions. Within online lead generation, the opportunity is to develop and scale testing methodologies that allow us to successfully purchase all forms of online media profitably.   We believe we can build systems that allow us to take advantage of all forms of media online.  As these forms of media continue to develop, Adex will gain significant advantages.  Similarly, our expertise will extend to owning back-end advertising, and we plan to develop continuity programs and other e-commerce opportunities.  We believe that by expanding our expertise in media buying and developing our own back-end products Adex will continue to gain market share.

Competitive Factors

The market for Internet advertising and related services is intensely competitive. We expect this competition to increase because there are no significant barriers to entry. Increased competition may result in price reductions for advertising space, reduced margins and loss of our market share. We will compete with the following types of companies:

•	Internet advertising networks that focus on a CPA model, such as Value Click Media (Fast Click) and CPX Interactive;

•	Internet affiliate networks using a performance-based model, such as Media Breakaway/CPA Empire, Hydra Media and Media Whiz Holdings;

•	e-mail publishers and data/list management firms that use performance-based models such as Datran;

•	Internet navigational and Web search engine companies moving into the pay-for-performance space, such as Google; and

•	traditional advertising media, such as radio, cable, television, print and direct marketing.

             Many of our current and potential competitors enjoy competitive advantages over us, such as longer operating histories, greater name recognition, larger customer bases, greater access to advertising space on high-traffic Web sites, and significantly greater financial, technical and marketing resources. We may not be able to compete successfully, and competitive pressures may materially and adversely affect our business, results of operations and financial condition.

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Intellectual Property

We intend to protect our intellectual property through existing laws and regulations and by contractual restrictions.  We will rely on trademark and copyright law, trade secret protection and confidentiality or license agreements with our employees, customers, partners and others to help protect our intellectual property.  We do not have any patents or patent-pending technology or own any other intellectual property.

Property

We do not own any real property.  However, we do lease space that we use for our corporate offices.  We lease 2,825 square feet of office space and pay $6,780 in monthly lease payments.

Employees

Other than our officers and directors we have only three employees.  One of the employees is an executive assistant and the other two are James Kim and Dennis Hom.   Mr. Kim and Mr. Hom entered into employment agreements on May 14, 2008 in connection with the Asset Purchase Agreement between Abundantad and Kim & Lim, LLC.  Pursuant to these employment agreements, Mr. Kim and Mr. Hom each have a one-year term of employment commencing on May 14, 2008 and a base annual salary of $85,000.  In addition, both employees are eligible to participate in the employee benefit plan and are entitled to two weeks’ vacation per year.  Lastly, both employees are subject to a non-competition provision that prohibits them from competing with us for a period of one year following the termination of employment.

Legal Proceedings

We are not aware of any legal proceedings either commenced or threatened against us.

Forward-Looking Statements

This Current Report on Form 8-K contains some forward-looking statements, all of which are subject to risks and uncertainties.  Forward-looking statements depend on future events or conditions and use words such as “expects,” “plans,” “will,” “forecasts,” “projects,” “intends,” “estimates,” and other words of similar meaning.   These statements are likely to address our growth strategy, financial results and product and development programs.  Our forward-looking statements are not guarantees of future performance and the actual results or developments may differ materially from the expectations expressed in any forward-looking statement.

Although we believe our forward-looking statements are based on reasonable assumptions, you should carefully consider any such statement and understand that many risks and uncertainties could cause actual results to differ from any forward-looking statement.  Such risks and uncertainties include but are not limited to those outlined in the section of this Current Report entitled “Risk Factors” and other risks detailed from time to time in our filings with the SEC or otherwise.  These factors may include inaccurate assumptions and a broad variety of other risks and uncertainties, including some that are known and some that are not.

Information regarding market and industry statistics contained in this Report is included based on information available to us that we believe is accurate.  It is generally based on industry and other publications that are not produced for purposes of securities offerings or economic analysis.  We have not reviewed or included data from all sources, and cannot assure investors of the accuracy or completeness of the data included in this Report.  Forecasts and other forward-looking information obtained from these sources are subject to the same qualifications and the additional uncertainties accompanying any estimates of future market size, revenue and market acceptance of products and services.  We do not assume any obligation to update any forward-looking statement.  As a result, investors should not place undue reliance on these forward-looking statements.

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Management’s Discussion and Analysis or Plan of Operation

This discussion should be read in conjunction with the other sections of this Report, including “Risk Factors,” “Description of Business” and the Financial Statements attached hereto as Item 9.01 and the related exhibits.  The various sections of this discussion contain a number of forward-looking statements, all of which are based on our current expectations and could be affected by the uncertainties and risk factors described throughout this Report.  See “Forward-Looking Statements.” Our actual results may differ materially.

Our Business

Adex is an online direct marketing company focusing on the following businesses:

•	online media buying with emphasis on display, search marketing and e-mail;

•	affiliate marketing;

•	promotional and incentive based marketing Web sites;

•	mobile marketing platform;

•	continuity consumer programs; and

•	click-to-call technology.

The Company’s efforts center on efficient buying of online media to promote our advertising customers’ various products and services.  Using proprietary or licensed technology to create, track and manage a variety of online campaigns, the Company is able to support a multi-channel distribution network, ranging from CPM (Cost Per Thousand) to CPC (Cost Per Click) distribution buys, while promoting a variety of online services and advertisers.

The majority of the advertisers and publishers are US-based.  However, we are looking into expanding internationally and outside of traditional online-based marketing.

Results of Operations

        The following tables set forth key components of our consolidated results of operations for the periods indicated.  All financial information contained in this Current Report are the results of the financial statements of Kim & Lim, LLC as acquired by Abundantad, Inc.  These results have been adjusted to reflect the companies’ operations as if the entities had all been “C” corporations and had been operating as one entity since January 1, 2006.  The adjustments increased operating expenses to reflect owners’ draws as operating expenses and computed income taxes.

Twelve months ended December 31, 2007 compared to twelve months ended December 31, 2006

	2007	2006

Revenues	$1,771,478	$174,959
Cost of revenues	1,328,322	130,391
Gross margin	443,156	44,568

Operating expenses–general, administrative, and marketing costs	251,147	90,610

Total operating expenses	251,147	90,610
Income from operations	192,009	(46,042)

Interest income, net	2,320	-
Income before income taxes	194,329	(46,042)

Income taxes	71,017	-

Net income	$123,312	$(46,042)

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Net Revenues:

Net revenues increased $1,597,000 or 913% in the year ended December 31, 2007 as compared to 2006. As revenue only began being generated in November 2005, the year-over-year increase was the result of starting from a very low base of revenue and reflected expansion of our business.

Cost of Revenues:

Cost of Revenues increased $1,198,000 or 919% in 2007 versus 2006.  This increase mirrors the revenue increase.

Gross margin:

Gross margin increased $399,000 or 894% in 2007.  Gross margin as a percent of revenue was 25.0% in 2007 versus 25.5% in 2006.  This increase in gross margin dollars reflected our use of more affiliates to generate revenue.  Affiliate-generated revenue has a lower risk, but slightly higher cost.

Operating expenses:

Operating expenses increased $161,000 or 177% in 2007 over 2006. The increase in operating expenses was significantly lower, as a percentage of revenue, than the other increases (revenue, cost of sales) because the Company maintained very low overhead by using affiliates.

Income from operations:

The Company moved from an operating loss of $46,000 in 2006 to a $194,000 profit before income taxes.

Net income:

Net income moved from a loss of $46,000 to a profit of $123,000.

Three months ended March 31, 2008 compared to three months ended March 31, 2007

	2008	2007

Revenues	$691,408	$312,302
Cost of revenues	543,660	194,863
Gross margin	147,748	117,439

Operating expenses–general, administrative, and marketing costs	98,901	40,403

Total operating expenses	98,901	40,403
Income from operations	48,847	77,036

Interest income (expense), net	4,439	(274)
Income before income taxes	53,286	76,762

Income taxes	14,532	22,635

Net income	$38,754	$54,127

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Net Revenues:

Net revenues increased $379,000 or 121% in the first quarter of 2008 as compared to the first quarter 2007.  This increase was the direct result of our increased use of affiliates.

Cost of Revenues:

Cost of Revenues increased $349,000 or 179% in the first quarter of 2008 versus the first quarter of 2007.  Cost of sales increased more quickly than revenue due to the increased use of affiliates to expand revenue.

Gross margin:

Gross margin increased $30,000 or 26% in the first quarter of 2008 from the first quarter of 2007.  Gross margin as a percent of revenue was 21.4% in 2008 versus 37.6% in 2007.  This increase reflected using more affiliates to generate revenue.  Affiliate-generated revenues have a lower risk, but slightly higher cost.

Operating expenses:

Operating expenses increased $58,000 or 145% in the first quarter of 2008 over the first quarter of 2007.  The increase in operating expenses was largely due to auditing expenses ($42,000) incurred related to an acquisition.

Income from operations:

Income from operations decreased $28,000 from the first quarter of 2007 to the first quarter of 2008 or 37% as a result of the increased operating costs.

Net income:

Net income decreased $15,000 from the first quarter of 2007 to the first quarter of 2008 or 28% as a result of the increased operating costs.

LIQUIDITY AND CAPITAL RESOURCES

Historically, we have generated positive cash flow from operations.  However, given the increased costs associated with the acquisitions as well as increases in the management team to execute on our growth plans, we expect to experience negative cash flow from operations for a period of time. During the first quarter of 2008, Abundantad raised $3.6 million from private investors.  In the second quarter of 2008 Abundantad raised an additional $2.1 million from private investors.  With the effect of rounding, Abundantad raised an aggregate amount of approximately $5.8 million.  We expect these funds to cover cash requirements from operations through the end of 2008.

Recently Issued Accounting Pronouncements

In December 2007, the FASB issued SFAS No. 141R (revised 2007), “Business Combinations” (“SFAS 141R”) which replaces SFAS No. 141. SFAS 141R retains the purchase method of accounting for acquisitions, but requires a number of changes, including changes in the way assets and liabilities are recognized in the purchase accounting. It also changes the recognition of assets acquired and liabilities assumed arising from contingencies, requires the capitalization of in-process research and development at fair value, and requires the expensing of acquisition-related costs as incurred. SFAS 141R is effective for Adex beginning January 1, 2009 and will apply prospectively to business combinations completed on or after that date. We do not expect the adoption of SFAS 141R to have a material impact on our consolidated financial position or consolidated results of operations.

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In December 2007, the FASB issued SFAS No. 160, “Noncontrolling Interests in Consolidated Financial Statements, an amendment of ARB 51” (“SFAS 160”) which changes the accounting and reporting for minority interests. Minority interests will be recharacterized as noncontrolling interests and will be reported as a component of equity separate from the parent’s equity, and purchases or sales of equity interests that do not result in a change in control will be accounted for as equity transactions. In addition, net income attributable to the noncontrolling interest will be included in consolidated net income on the face of the income statement and, upon a loss of control, the interest sold, as well as any interest retained, will be recorded at fair value with any gain or loss recognized in earnings. SFAS No. 160 is effective for Adex beginning January 1, 2009 and will apply prospectively, except for the presentation and disclosure requirements, which will apply retrospectively. We do not expect the adoption of SFAS 160 to have a material impact on our consolidated financial position or consolidated results of operations.

In December 2007, the FASB ratified the Emerging Issues Task Force consensus on EITF Issue No. 07-1, “Accounting for Collaborative Arrangements” that discusses how parties to a collaborative arrangement (which does not establish a legal entity within such arrangement) should account for various activities. The consensus indicates that costs incurred and revenues generated from transactions with third parties (i.e., parties outside of the collaborative arrangement) should be reported by the collaborators on the respective line items in their income statements pursuant to EITF Issue No. 99-19, “Reporting Revenue Gross as a Principal Versus Net as an Agent.”  Additionally, the consensus provides that income statement characterization of payments between the participants in a collaborative arrangement should be based upon existing authoritative pronouncements; analogy to such pronouncements if not within their scope; or a reasonable, rational, and consistently applied accounting policy election. EITF Issue No. 07-1 is effective beginning January 1, 2009 and is to be applied retrospectively to all periods presented for collaborative arrangements existing as of the date of adoption. We are currently evaluating the impacts and disclosures of this standard, but would not expect EITF Issue No. 07-1 to have a material impact on our consolidated results of operations or financial condition.

In March 2008, the FASB issued SFAS No. 161, “Disclosures about Derivative Instruments and Hedging Activities — An Amendment of SFAS No. 133” (“SFAS 161”). SFAS 161 seeks to improve financial reporting for derivative instruments and hedging activities by requiring enhanced disclosures regarding the impact on financial position, financial performance, and cash flows. To achieve this increased transparency, SFAS 161 requires (1) the disclosure of the fair value of derivative instruments and gains and losses in a tabular format; (2) the disclosure of derivative features that are credit risk-related; and (3) cross-referencing within the footnotes. SFAS 161 is effective for financial statements issued for fiscal years and interim periods beginning after November 15, 2008. We are currently evaluating the impact that the adoption of SFAS No. 161 will have on our future results of operations or financial position.

In May 2008, The FASB issued SFAS No. 162, “The Hierarchy of Generally Accepted Accounting Principles” (“SFAS 162”). SFAS 162 seeks to clarify the hierarchy of accounting principles by raising FASB Statements of Accounting Concepts to the same level as FASB Statements of Accounting Standards and directing the Statement of Auditing Standards No. 69 to entities rather than to auditors. SFAS 162 is effective 60 days following the SEC’s approval of the Public Company Accounting Oversight Boards amendment to AU Section 411, “The Meaning of Present Fairly in Conformity with Generally Accepted Accounting Principles.”  We do not believe that the adoption of SFAS No. 162 will have a material effect on our future results of operations or financial position.

Off-Balance Sheet Arrangements

We did not engage in any off-balance sheet arrangements during the fiscal years ended December 31, 2007 and December 31, 2006 or for the three-month period ended March 31, 2008 or any subsequent interim period.

Risk Factors

There are numerous and varied risks, known and unknown, that may prevent us from achieving our goals.  If any of these risks actually occur, our business, financial condition or results of operation may be materially adversely affected.  In such case, the trading price of our common stock could decline and investors could lose all or part of their investment.

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Risks Relating to the Company

Our limited operating history makes evaluation of our business difficult.

Abundantad was incorporated in February 2008 and has limited historical financial data upon which to base planned operating expenses or forecast accurately future operating results.  Further, our limited operating history will make it difficult for investors and securities analysts to evaluate our business and prospects.  You must consider our prospects in light of the risks, expenses and difficulties we face as an early-stage company with a limited operating history.  We are completely reliant upon new management and on the prospects for acquisitions for our future operations and success.

We may need additional funding to support our operations and capital expenditures, which may not be available to us and which lack of availability could adversely affect our business.

We have no committed sources of additional capital.  Our organizational activities were being financed with credit from vendors and personal funds of our officers and directors.  We raised $5.8 million in equity from private investors during March and April 2008.  We may need additional funds to support our growth, fund future acquisitions, pursue business opportunities, react to unforeseen difficulties or to respond to competitive pressures.  There can be no assurance that any financing arrangements will be available in amounts or on terms acceptable to us, if at all.  Furthermore, the sale of additional equity or convertible debt securities may result in further dilution to existing stockholders.

If we raise additional funds through the issuance of debt, we will be required to service that debt and are likely to become subject to restrictive covenants and other restrictions contained in the instruments governing that debt, which may limit our operational flexibility.  If adequate additional funds are not available, we may be required to delay, reduce the scope of or eliminate material parts of the implementation of our business strategy, including the possibility of additional acquisitions or internally developed businesses.

We may make acquisitions, which could divert our management’s attention, cause ownership dilution to our stockholders and be difficult to integrate.

Our business strategy depends in part on our ability to identify, structure and integrate acquisitions that are complementary with our business model.  Acquisitions, strategic relationships and investments in the technology and Internet sectors involve a high degree of risk.  We may also be unable to find a sufficient number of attractive opportunities, if any, to meet our objectives.  Although many technology and Internet companies have grown in terms of revenue, few companies are profitable or have competitive market share.  Our potential acquisitions, relationships or investment targets and partners may have histories of net losses and may expect net losses for the foreseeable future.

Acquisition transactions are accompanied by a number of risks that could harm us and our business, operating results and financial condition:

•	we could experience a substantial strain on our resources, including time and money, and we may not be successful in completing the acquisitions;

•	our management’s attention may be diverted from our ongoing business concerns;

•	while integrating new companies, we may lose key executives or other employees of these companies;

•	we could experience customer dissatisfaction or performance problems with an acquired company or technology;

•	we may become subject to unknown or underestimated liabilities of an acquired entity or incur unexpected expenses or losses from such acquisitions; and

•	we may incur impairment charges related to goodwill or other intangible assets or other unanticipated events or circumstances, any of which could harm our business.

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Consequently, we might not be successful in integrating any acquired businesses, products or technologies, and might not achieve anticipated revenue and cost benefits.

We may be unable to effect an acquisition or we may incorrectly ascertain the merits or risks of an acquired company.

To the extent we complete an acquisition, we may be affected by numerous risks inherent in the business operations of the acquired entity.  Although our management will endeavor to evaluate the risks inherent in the target entity’s business or industry, we cannot assure you that we will properly ascertain or assess all of the significant risk factors.

We may be unable to attract and retain key employees.

We presently employ a limited number of persons with internet or public-company experience.  Failure to attract and retain necessary technical personnel and skilled management could adversely affect our business.  Our success depends to a significant degree on our ability to attract, retain and motivate highly skilled and qualified personnel.  If we fail to attract, train and retain sufficient numbers of these highly qualified people, our prospects, business, financial condition and results of operations will be materially and adversely affected.  Our success will depend on the skills, experience and performance of key members of our management team.  The loss of any key employee could have an adverse effect on our prospects, business, financial condition, and results of operations.  Although we intend to issue stock options or other equity-based compensation to attract and retain employees, such incentives may not be sufficient to attract and retain key personnel.

Although we have an experienced senior management team, the lack of depth of our management team could put us at a competitive disadvantage.  Not all members of our management team will possess public-company experience, which could impair our ability to comply with legal and regulatory requirements such as those imposed by Sarbanes-Oxley Act of 2002. Such responsibilities include complying with federal securities laws and making required disclosures on a timely basis.  We cannot assure you that our management will be able to implement programs and policies in an effective and timely manner that adequately respond to such increased legal, regulatory compliance and reporting requirements.  Our failure to do so could lead to the imposition of fines and penalties and further result in the deterioration of our business.

We may be unable to effectively manage our growth.

Our strategy envisions growing our business.  If we fail to effectively manage our growth, our financial results could be adversely affected.  Growth may place a strain on our management systems and resources.  We must continue to refine and expand our business development capabilities, our systems and processes and our access to financing sources.  As we grow, we must continue to hire, train, supervise and manage new employees.  We cannot assure you that we will be able to:

•	meet our capital needs;

•	expand our systems effectively or efficiently or in a timely manner;

•	allocate our human resources optimally;

•	identify and hire qualified employees or retain valued employees; or

•	incorporate effectively the components of any business that we may acquire in our effort to achieve growth.

If we are unable to manage our growth, our operations and financial results could be adversely affected.

The loss of our management could harm our current and future operations and prospects.

We are heavily dependent on the continued services of the management and employees of acquired businesses.  We do not expect to have employment agreements that provide a fixed term of employment with all of the members of senior management, and members of management will have the right, in certain circumstances, to terminate their employment.  Each of those individuals without employment agreements may voluntarily terminate their employment at any time.  In certain cases, our senior members of management may be entitled to severance payments for termination by the Company or their own voluntary termination of their employment.

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If we are unable to obtain adequate insurance, our financial condition could be adversely affected in the event of uninsured or inadequately insured loss or damage.  Our ability to effectively recruit and retain qualified officers and directors could also be adversely affected if we experience difficulty in obtaining adequate directors’ and officers’ liability insurance.

We may not be able to obtain insurance policies on terms affordable to us that would adequately insure our business and property against damage, loss or claims by third parties.  To the extent our business or property suffers any damages, losses or claims by third parties, which are not covered or adequately covered by insurance, the financial condition of the Company may be materially adversely affected.

We may be unable to maintain sufficient insurance as a public company to cover liability claims made against our officers and directors.  If we are unable to adequately insure our officers and directors, we may not be able to retain or recruit qualified officers and directors to manage the company.

Our founders and directors may have interests that are different than other shareholders and may influence certain actions.

The  founders and investors of Abundantad currently own and may continue to own a majority of the shares of common stock of Adex following the Merger, and will control a significant amount of shares following further acquisitions.  Therefore, the founders and investors of Abundantad will be able to influence the outcome of various actions that require stockholder approval including the election of our directors; delaying, preventing or approving a transaction in which stockholders might receive a premium over the prevailing market price for their shares; and preventing or causing changes in control or management.  In addition, each of the founders of Abundantad owns interests in or participates in the management of other businesses, some of which may tend to compete with the Company, and there are no restrictions on such activities or affairs of such persons.

Risks Relating to Our Business

If we do not maintain and grow a critical mass of advertisers, our operating results could be adversely affected.

Our success depends, in part, on maintenance and growth of a critical mass of advertisers and a continued interest in performance-based and other advertising services.  If, alone or through any business acquired by us, we are unable to achieve a growing base of advertisers, we may not successfully develop or market technologies, products or services that are competitive or accepted by merchant advertisers.  Any decline in the number of merchant advertisers could adversely affect our operating results generally.

We will depend on several of the major search engines to continue to provide us traffic that advertisers deem to be of value, and if they do not, it could have a material adverse effect on the value of our services.

We will depend on several of the major Internet search engines, namely Google, Yahoo!, MSN and AOL, to provide traffic that merchant advertisers deem to be of value.  We will monitor the traffic delivered to our merchant advertisers in an attempt to optimize the quality of traffic we will deliver.  We will review factors such as non-human processes, including robots, spiders, scripts (or other software), mechanical automation of clicking and other sources and causes of low-quality traffic, including, but not limited to, other non-human clicking agents.  Even with such monitoring in place, there is a risk that a certain amount of low-quality traffic will be provided to our merchant advertisers, which, if not contained, may be detrimental to those relationships.  Low-quality traffic (or traffic that is deemed to be less valuable by our merchant advertisers) may prevent us from growing our base of merchant advertisers and cause us to lose  relationships  with existing merchant advertisers.

We may be subject to litigation for infringing the intellectual property rights of others.

Our success will depend, in part, on our ability to protect our intellectual property and to operate without infringing on the intellectual property rights of others.  We cannot guarantee that any of our intellectual property will be adequately safeguarded, or that our intellectual property will not be challenged by third parties.  We may be subject to patent infringement claims or other intellectual property infringement claims that would be costly to defend and could limit our ability to use certain critical technologies.

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If we were to acquire or develop a product or business model that a third party construes as infringing on a patent, then  the owner of the patent could demand that we license the patented technology, re-engineer our product(s) or revise our business model according to terms that may be extremely expensive and/or unreasonable.

Any patent litigation could negatively impact our business by diverting resources and management attention from other aspects of the business and adding uncertainty as to the ownership of technology and services that we view as proprietary and essential to our business.  In addition, a successful claim of patent infringement against us and our failure or inability to license the infringed or similar technology on reasonable terms, or at all, could have a material adverse effect on our business.

We may be involved in lawsuits to protect or enforce any patents that we may be granted, which could be expensive and time consuming.

If we acquire patent rights in the future, we may initiate patent litigation to protect or enforce our patent rights or others may sue us to invalidate patents on which we rely.  We may also become subject to interference proceedings conducted in the patent and trademark offices of various countries to determine the priority of inventions.  The defense and prosecution, if necessary, of intellectual property suits, interference proceedings and related legal and administrative proceedings is costly and may divert our technical and management personnel from their normal responsibilities.  We may not prevail in any of these suits.  An adverse determination of any litigation or defense proceedings could put our patents at risk of being invalidated or interpreted narrowly and could put our patent applications at risk of not being issued.

Furthermore, because of the substantial amount of discovery required in connection with intellectual property litigation, there is a risk that some of our confidential information could be compromised by disclosure during this type of litigation.  In addition, during the course of this kind of litigation, there could be public announcements of the results of hearings, motions or other interim proceedings or developments in the litigation.  If securities analysts or investors perceive these results to be negative, it could have an adverse effect on the trading price of our common stock.

Risks Relating to Our Industry

If we are unable to compete in the highly competitive performance-based advertising and marketing industries, we may experience reduced demand for our products and services.

We expect to operate in a highly competitive environment.  We will compete with other companies in the following two main areas:

•	sales to merchant advertisers of performance-based and other advertising; and

•	services that allow merchants to manage their advertising campaigns across multiple networks and monitor the success of these campaigns.

Although we expect to pursue a strategy that allows us to potentially partner with all relevant companies in the industry, there are certain companies in the industry that may not wish to partner with us.

We expect competition to intensify in the future because current and new competitors can enter our market with little difficulty.  The barriers to entering our market are relatively low.  In fact, many current Internet and media companies presently have the technical capabilities and advertiser bases to enter the industry.  Further, if the consolidation trend continues among the larger media companies with greater brand recognition, the share of the market remaining for us and other smaller providers could decrease, even though the number of smaller providers could continue to increase.  These factors could adversely affect our competitive position in the search marketing services industry.

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Some of our competitors, as well as potential entrants into our market, may be better positioned to succeed in this market.  They may have:

•	longer operating histories;

•	more management experience;

•	an employee base with more extensive experience;

•	a better ability to service customers in multiple cities in the United States and internationally by virtue of the location of sales offices;

•	larger customer bases;

•	greater brand recognition; and

•	significantly greater financial, marketing and other resources.

In addition, many current and potential competitors can devote substantially greater resources than we can to promotion, Web site development and systems development.  Furthermore, there are many established and well-financed competitors that could acquire or create competing companies or joint ventures in market segments or countries of interest to us, which could increase competition and reduce the demand for any of our services.

If we are unable to respond to the rapid technological change characteristic of our industry, our products and services may not be competitive.

The market for our services is characterized by rapid change in business models and technological infrastructure, and we will need to constantly adapt to changing markets and technologies to provide competitive services.  We believe that our success will depend, in part, on our ability to develop our services for both our target market and for applications in new markets.  However, we may not be successful and our competitors may develop innovations that render our products and services obsolete or uncompetitive.

Our technical systems will be vulnerable to interruption and damage that may be costly and time-consuming to resolve and may harm our business and reputation.

A natural or man-made disaster or other cause could interrupt our services indefinitely and severely damage our business, prospects, financial condition and results of operations.  Our systems and operations will be vulnerable to damage or interruption from fire, floods, network failure, hardware failure, software failure, power loss, telecommunications failures, break-ins, terrorism, war or sabotage, computer viruses, denial of service attacks, penetration of our network by unauthorized computer users and “hackers,” and other similar events.

We presently may not possess and may not have developed or implemented adequate protections or safeguards to overcome any of these events.  We also may not have anticipated or addressed many of the potential events that could threaten or undermine our technology network.  Any of these occurrences could cause material interruptions or delays in our business, result in the loss of data, render us unable to provide services to our customers, expose us to material risk of loss or litigation and liability, materially damage our reputation and our visitor traffic may decrease as a result.  In addition, if a person is able to circumvent our security measures, he or she could destroy or misappropriate valuable information or disrupt our operations which could cause irreparable damage to our reputation or business.  Similar industry-wide concerns or events could also damage our reputation or business.  Our insurance, if obtained, may not be adequate to compensate us for all losses that may occur as a result of a catastrophic system failure or other loss, and our insurers may not be able or may decline to do so for a variety of reasons.

If we fail to address these issues in a timely manner, we may lose the confidence of our merchant advertisers, our revenue may decline and our business could suffer.

We will rely on third-party co-location providers, and a failure of service by these providers could adversely affect our business and reputation.

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We will rely on third-party co-location providers to host our main servers.  If these providers experience any interruption in operations or cease operations for any reason or if we are unable to agree on satisfactory terms for continued hosting relationships, we would be forced to enter into a relationship with other service providers or assume hosting responsibilities ourselves.  If we are forced to switch hosting facilities, we may not be successful in finding an alternative service provider on acceptable terms or in hosting the computer servers ourselves.  We may also be limited in our remedies against these providers in the event of a failure of service.  In the past, short-term outages have occurred in the service maintained by co-location providers which could recur.  We also may rely on third-party providers for components of our technology platform, such as hardware and software providers, credit card processors and domain name registrars.  A failure or limitation of service or available capacity by any of these third-party providers could adversely affect our business and reputation.

Our quarterly results of operations might fluctuate due to changes in the search engine-based algorithms, which could adversely affect our revenue and in turn the market price of the common stock.

Our revenue will be heavily dependent on how search engines treat our content in their indexes.  If search engines determine that our content is not high quality, they may not rank our content as highly in their indexes resulting in a reduction in our traffic, which may cause lower than expected revenues.  We are greatly dependent on a small number of major search engines, namely Google, Yahoo!, MSN, and AOL.  Search engines tend to adjust their algorithms periodically and each adjustment tends to have an impact on how our content ranks in their indexes.  These constant fluctuations could make it difficult for us to predict future revenues.

We are susceptible to general economic conditions, and a downturn in advertising and marketing spending by merchants could adversely affect our operating results.

Our operating results will be subject to fluctuations based on general economic conditions, in particular those conditions that impact merchant-consumer transactions.  If there were to be a general economic downturn that affected consumer activity in particular, however slight, then we would expect that business entities, including our merchant advertisers and potential merchant advertisers, could substantially and immediately reduce their advertising and marketing budgets.  We believe that during periods of lower consumer activity, merchant spending on advertising and marketing is more likely to be reduced, and more quickly, than many other types of business expenses.  These factors could cause a material adverse effect on our operating results.

We depend on the growth of the Internet and Internet infrastructure for our future growth and any decrease or less-than-anticipated growth in Internet usage could adversely affect our business prospects.

Our future revenue and profits, if any, depend on the continued widespread use of the Internet as an effective commercial and business medium.  Factors which could reduce the widespread use of the Internet include:

•	possible disruptions or other damage to the Internet or telecommunications infrastructure;

•	failure of the individual networking infrastructures of our merchant advertisers and distribution partners to alleviate potential overloading and delayed response times;

•	a decision by merchant advertisers to spend more of their marketing dollars in offline areas;

•	increased governmental regulation and taxation; and

•	actual or perceived lack of security or privacy protection.

In particular, concerns over the security of transactions conducted on the Internet and the privacy of users may inhibit the growth of the Internet and other online services, especially online commerce.  In order for the online commerce market to develop successfully, we, and other market participants, must be able to transmit confidential information, including credit card information, securely over public networks.  Any decrease or less than anticipated growth in Internet usage could have a material adverse effect on our business prospects.

Government regulations and legal uncertainties relating to the Internet and online commerce may adversely affect our business and operating results.

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Companies engaging in online search, commerce and related businesses face uncertainty related to future government regulation of the Internet.  Due to the rapid growth and widespread use of the Internet, legislatures at the federal and state levels are enacting and considering various laws and regulations relating to the Internet.  Furthermore, applicability to the Internet of existing laws governing issues such as property ownership, copyrights and other intellectual property issues, libel, obscenity and personal privacy is uncertain.  Lawmakers adopted the majority of those laws prior to the advent of the Internet and related technologies and, as a result, the laws do not expressly contemplate or address the unique issues presented by the Internet and related technologies.  Such existing and new laws may negatively affect our business and operating results, expose us to substantial compliance costs and liabilities, and impede the growth in use of the Internet.

The following existing and proposed federal laws could negatively impact our business:

•
the Digital Millennium Copyright Act and its related safe harbors, which are intended to reduce the liability of online service providers for listing or linking to third-party Web sites that include materials that infringe copyrights or other rights of others;

•
the CAN-SPAM Act of 2003 and certain similar state laws, which are intended to regulate interstate commerce by imposing limitations and penalties on the transmission of unsolicited commercial electronic mail via the Internet; and

•	pending and adopted consumer protection and privacy legislation.

Courts may apply these laws in unintended and unexpected ways.  As a company that provides services over the Internet, we may be subject to an action brought under any of these or future laws governing online services.  Many of the services of the Internet are automated and companies such as ours may be unknowing conduits for illegal or prohibited materials.  We cannot predict how courts will rule in many circumstances; for example, it is possible that some courts could find strict liability or impose “know your customer” standards of conduct in certain circumstances.

In 1998, the Internet Tax Freedom Act was enacted, which generally placed a three-year moratorium on state and local taxes on Internet access and on multiple or discriminatory state and local taxes on electronic commerce.  This moratorium was recently extended.  We cannot predict whether this moratorium will be extended in the future or whether future legislation will alter the nature of the moratorium.  If this moratorium is not extended in its current form, state and local governments could impose additional taxes on Internet-based transactions, and these taxes could decrease our ability to compete with traditional retailers and could have a material adverse effect on our business, financial condition, results of operations and cash flow.

We may also be subject to costs and liabilities with respect to privacy issues.  Several Internet companies have incurred costs and paid penalties for violating their privacy policies.  Further, federal and state governments may adopt new legislation with respect to user privacy.  Foreign governments may also pass laws which could negatively impact our business or may prosecute us for our products and services based on existing laws.  The restrictions imposed by, and costs of complying with, current and possible future laws and regulations related to our business could harm our business and operating results.  In addition, our failure to comply with applicable laws and regulations could result in fines, sanctions and other penalties and additional restrictions on our collection, transfer or use of personal data.  These developments could materially and adversely affect our results of operations and financial condition.

The increasing use of the Internet and the resulting burden on the telecommunications infrastructure has prompted telephone carriers to request that the Federal Communications Commission (“FCC”) regulate Internet service providers and impose access fees on those providers.  If the FCC imposes access fees, the costs of using the Internet could increase dramatically.  This could result in the reduced use of the Internet as a medium for commerce, which could have a material adverse effect on our Internet business operations.

We will also be subject to regulation not specifically related to the Internet, including laws affecting direct marketing, advertising, and sweepstakes and other contests.  If courts and regulators interpret current laws unfavorably, or if additional legislative or regulatory restrictions develop, we may be forced to revise our business strategy.  We cannot predict whether alternative strategies would yield favorable results, and our failure to develop successful alternative strategies could materially and adversely affect our results of operations and financial condition.

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Future regulation of search engines may adversely affect the commercial utility of our search marketing services.

The Federal Trade Commission (“FTC”) has recently reviewed the way in which search engines disclose paid placements or paid inclusion practices to Internet users.  In 2002, the FTC issued guidance recommending that all search engine companies ensure that all paid search results are clearly distinguished from non-paid results, that the use of paid inclusion is clearly and conspicuously explained and disclosed and that other disclosures are made to avoid misleading users about the possible effects of paid placement or paid inclusion listings on search results.  Such disclosures if ultimately mandated by the FTC or voluntarily made by us may reduce the desirability of any paid placement and paid inclusion services that we offer.  We believe that some users may conclude that paid search results are not subject to the same relevancy requirements as non-paid search results, and will view paid search results less favorably.  If such FTC disclosure reduces the desirability of paid placement and paid inclusion services, and “click-throughs” of paid search results decrease, the commercial utility of our search marketing services could be adversely affected.

We may incur liabilities for the activities of users of our service, which could adversely affect our service offerings.

The law relating to the liability of providers of online services for activities of their users and for the content of their merchant advertiser listings is currently unsettled and could damage our business, financial condition and operating results.  Our insurance policies may not provide coverage for liability arising out of activities of our users or merchant advertisers for the content of our listings.  Furthermore, we may not be able to obtain or maintain adequate insurance coverage to reduce or limit the liabilities associated with our businesses.  We may not successfully avoid civil or criminal liability for unlawful activities carried out by consumers of our services or for the content of our listings.  Our potential liability for unlawful activities of users of our services or for the content of our listings could require us to implement measures to reduce our exposure to such liability, which may require us, among other things, to spend substantial resources or to discontinue certain service offerings.

Our ability to grow will depend on effectively competing against Google and other competitors that are competing in or about to enter the pay-for-performance business.

Our business plans depend in part on our ability to effectively offer an alternative pay-for-performance solution to advertisers relative to Google and other competitive offerings.  If enough advertisers in this new, evolving business model choose to spend a significant portion of their pay-for-performance advertising budgets with competitors such as Google, our ability to grow our revenues will be limited.

We intend to offer advertising on Web sites other than our own.  The Web sites that will list their unsold advertising space with us to include in our offerings are not bound by contracts that ensure us a consistent supply of advertising space-inventory. In addition, publishers can change the amount of inventory they make available to us at any time. If a Web-site publisher decides not to make advertising space from its Web sites available to us, we may not be able to replace this advertising space with advertising space from other Web sites that have comparable traffic patterns and user demographics quickly enough to fulfill our advertisers’ requests. This could result in lost revenues.

Our growth depends on our ability to maintain a predictable inventory of advertising space on our owned and other Web sites. To attract new customers, we must maintain a consistent supply of attractive advertising space. We intend to expand our advertising inventory by selectively adding to our owned published content new publishers that offer attractive demographics, innovative and quality content and growing user traffic.

The market for Internet advertising and related services is intensely competitive. We expect this competition to continue to increase because there are no significant barriers to entry. Increased competition may result in price reductions for advertising space, reduced margins and loss of our market share. We will compete with the following types of companies:

•	Internet advertising networks that focus on a CPA model, such as Value Click Media (Fast Click) and CPX Interactive;

•	Internet affiliate networks using a performance-based model, such as Media Breakaway/CPA Empire, Hydra Media and Media Whiz Holdings;

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•	e-mail publishers and Data/List Management firms that use performance based models such as Datran;

•	Internet navigational and Web search engine companies moving into the pay-for-performance space such as Google; and

•	traditional advertising and direct marketing media, such as radio, cable, television, print and direct marketing.

We also compete with traditional advertising media, such as direct mail, television, radio, cable and print, for a share of advertisers’ total advertising budgets.  Many of our current and potential competitors enjoy competitive advantages over us, such as longer operating histories, greater name recognition, larger customer bases, greater access to advertising space on high-traffic Web sites, and significantly greater financial, technical and marketing resources. We may not be able to compete successfully, and competitive pressures may materially and adversely affect our business, results of operations and financial condition.

 Risks Relating to the Common Stock

The market price of our common stock is likely to be highly volatile and subject to wide fluctuations.

The market price of our common stock is likely to be highly volatile and could be subject to wide fluctuations in response to a number of factors, many of which are beyond our control, including:

•	announcements of new products or services by our competitors;

•	fluctuations in revenue attributable to changes in the search engine-based algorithms that rank the relevance of our content;

•	quarterly variations in our revenues and operating expenses;

•	announcements of technological innovations or new products or services by us;

•	sales of our common stock by the Abundantad founders and investors or other selling stockholders;

•	competitive pricing pressures;

•	our ability to obtain working capital financing;

•	additions or departures of key personnel;

•	the limited number of people who hold our common stock;

•	sales of large blocks of our common stock when restricted shares become freely tradable;

•	our ability to execute our business plan;

•	operating results that fall below expectations;

•	loss of any strategic relationship;

•	regulatory developments;

•	period-to-period fluctuations in our financial results;

•	the potential absence of securities-analyst coverage;

•	conditions or trends in the industry; and

•	general market conditions.

In addition, the securities markets have from time to time experienced significant price and volume fluctuations that are unrelated to the operating performance of particular companies.  These market fluctuations may also materially and adversely affect the market price of our common stock.

Our operating results may fluctuate significantly, and these fluctuations may cause the price of our common stock to fall.

Our operating results will likely vary in the future primarily as the result of fluctuations in our revenues and operating expenses.  If our results of operations do not meet the expectations of current or potential investors, the price of our common stock may decline.

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Our common stock is controlled by insiders.

Following our merger with Abundantad, the founders and investors of Abundantad beneficially own a majority of the outstanding shares of Adex common stock.  Such concentrated control of the Company may adversely affect the price of our common stock.  Our principal security holders may be able to control matters requiring approval by our security holders, including the election of directors.  Such concentrated control may also make it difficult for our stockholders to receive a premium for their shares of our common stock if we merge with a third party or enter into different transactions which require stockholder approval.  In addition, certain provisions of Delaware law could have the effect of making it more difficult or more expensive for a third party to acquire, or of discouraging a third party from attempting to acquire, control of us.  Accordingly, these former Abundantad shareholders will have the power to control the election of all of our directors and the approval of actions for which the approval of our stockholders is required.  If you acquire common stock, you may have no effective voice in the management of the Company.

Anti-takeover provisions may limit the ability of another party to acquire us, which could cause our stock price to decline.

We are subject to the Delaware General Corporate Law, which provides, subject to enumerated exceptions, that if a person acquires 15% or more of our voting stock, the person is an “interested stockholder” and may not engage in “business combinations” with us for a period of three years from the time the person acquired 15% or more of our voting stock.

As of the Merger, Abundantad became a consolidated subsidiary of Adex, a company that is subject to the reporting requirements of federal securities laws, which can be expensive and may divert resources from other projects, thus impairing its ability to grow.

As a result of the Merger, Abundantad became a consolidated subsidiary of Adex, a public reporting company and, accordingly, subject to the information and reporting requirements of the Securities Exchange Act of 1934 and other federal securities laws, including compliance with the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”).  The costs of preparing and filing annual and quarterly reports, proxy statements and other information with the SEC (including reporting of the Merger) and furnishing audited reports to stockholders will cause the expenses of Abundantad and Adex to be higher than they would have been if Abundantad had remained privately held and had not consummated the Merger.

It may be time consuming, difficult and costly for us to develop and implement the internal controls and reporting procedures required by the Sarbanes-Oxley Act.  We may need to hire additional financial reporting, internal controls and other finance personnel in order to develop and implement appropriate internal controls and reporting procedures.  If we are unable to comply with the internal controls requirements of the Sarbanes-Oxley Act, then we may not be able to obtain the independent accountant certifications required by such act, which may preclude us from keeping our filings with the SEC current.

If we fail to establish and maintain an effective system of internal controls, we may not be able to report our financial results accurately or prevent fraud.  Any inability to report and file our financial results accurately and timely could harm our reputation and adversely impact the trading price of our common stock.

Effective internal controls are necessary for us to provide reliable financial reports and prevent fraud.  If we cannot provide reliable financial reports or prevent fraud, we may not be able to manage our business as effectively as we would if an effective control environment existed, and our business and reputation with investors may be harmed.  As a result, our small size and any current internal control deficiencies may adversely affect our financial condition, results of operation and access to capital.  We have not performed an in-depth analysis to determine if historical undiscovered failures of internal controls exist, and may in the future discover areas of our internal controls that need improvement.

Public-company compliance may make it more difficult for us to attract and retain officers and directors.

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The Sarbanes-Oxley Act and new rules subsequently implemented by the SEC have required changes in corporate governance practices of public companies.  As a public company, we expect these new rules and regulations to increase our compliance costs in 2008 and beyond and to make certain activities more time consuming and costly.  As a public company, we also expect that these new rules and regulations may make it more difficult and expensive for us to obtain director and officer liability insurance in the future and we may be required to accept reduced policy limits and coverage or incur substantially higher costs to obtain the same or similar coverage.  As a result, it may be more difficult for us to attract and retain qualified persons to serve on our board of directors or as executive officers.

Because Abundantad became public by means of a reverse merger with Adex, we may not be able to attract the attention of major brokerage firms.

There may be risks associated with Abundantad becoming public through a “reverse merger.”  Securities analysts of major brokerage firms may not provide coverage of us since there is no incentive to brokerage firms to recommend the purchase of our common stock.  We can give no assurance that brokerage firms will, in the future, want to conduct any secondary offerings on behalf of our post-Merger company.

Persons associated with securities offerings, including consultants, may be deemed to be broker-dealers, which may expose us to claims for rescission or damages.

If any person associated with any of our securities offerings is deemed to be a broker-dealer and is not registered with the SEC, we may face claims for rescission and other remedies.  We may become engaged in costly litigation to defend these claims, which would lead to increased expenditures for legal fees and divert managements’ attention from operating the business.  If we could not successfully defend these claims, we may be required to return proceeds of any affected offering to investors, which would harm our financial condition.

We have not paid dividends in the past and do not expect to pay dividends in the future.  Any return on investment may be limited to the value of our common stock.

We have never paid cash dividends on our common stock and do not anticipate doing so in the foreseeable future.  The payment of dividends on our common stock will depend on earnings, financial condition and other business and economic factors affecting us at such time as our board of directors may consider relevant.  If we do not pay dividends, our common stock may be less valuable because a return on your investment will only occur if our stock price appreciates.

There is currently no liquid trading market for our common stock and we cannot ensure that one will ever develop or be sustained.

To date there has been no liquid trading market for our common stock.  We cannot predict how liquid the market for our common stock might become.  As soon as is practicable, we anticipate applying for listing of our common stock on either the American Stock Exchange, The NASDAQ Capital Market or other national securities exchange, assuming that we can satisfy the initial listing standards for such exchange.  We currently do not satisfy the initial listing standards, and cannot ensure that we will be able to satisfy such listing standards or that our common stock will be accepted for listing on any such exchange.  Should we fail to satisfy the initial listing standards of such exchanges, or our common stock is otherwise rejected for listing and remains quoted on the OTC Bulletin Board or is suspended from the OTC Bulletin Board, the trading price of our common stock could suffer and the trading market for our common stock may be less liquid and our common stock price may be subject to increased volatility.

Furthermore, for companies whose securities are quoted on the OTC Bulletin Board, it is more difficult (1) to obtain accurate quotations, (2) to obtain coverage for significant news events because major wire services generally do not publish press releases about such companies, and (3) to obtain needed capital.

Our common stock may be deemed a “penny stock,” which would make it more difficult for our investors to sell their shares.

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Our common stock may be subject to the “penny stock” rules adopted under Section 15(g) of the Exchange Act.  The penny stock rules generally apply to companies whose stock is not listed on a national securities exchange and trades at less than $5.00 per share, other than companies that have had average revenue of at least $6,000,000 for the last three years or that have tangible net worth of at least $5,000,000 ($2,000,000 if the company has been operating for three or more years).  These rules require, among other things, that brokers who trade penny stock to persons other than “established customers” complete certain documentation, make suitability inquiries of investors and provide investors with certain information concerning trading in the security, including a risk disclosure document and quote information under certain circumstances.  Many brokers have decided not to trade penny stocks because of the requirements of the penny stock rules and, as a result, the number of broker-dealers willing to act as market makers in such securities is limited.  If we remain subject to the penny stock rules for any significant period, it could have an adverse effect on the market, if any, for our securities.  If our securities are subject to the penny stock rules, investors will find it more difficult to dispose of our securities.

Offers or availability for sale of a substantial number of shares of our common stock may cause the price of our common stock to decline.

If our stockholders sell substantial amounts of our common stock in the public market, it could create a circumstance commonly referred to as an “overhang” and in anticipation of which the market price of our common stock could fall.  The existence of an overhang, whether or not sales have occurred or are occurring, also could make more difficult our ability to raise additional financing through the sale of equity or equity-related securities in the future at a time and price that we deem reasonable or appropriate.  The shares of our common stock issued to certain of the former stockholders of Abundantad in the Merger will be subject to a lock-up agreement prohibiting sales of such shares for a period of 15 months following the Merger.  Following such date, all of those shares will become freely tradable, subject to securities laws and SEC regulations regarding sales by insiders.    We note that recent revisions to Rule 144 may result in certain shares of our common stock becoming eligible for resale into the public market without registration in as little as six months after their issuance.

Because our directors and executive officers are among our largest stockholders, they can exert significant control over our business and affairs and have actual or potential interests that may depart from those of our other stockholders.

        Our directors and executive officers own or control a significant percentage of our common stock. Immediately following the Merger, our directors and executive officers may be deemed beneficially to own an aggregate of approximately 8,050,000 shares of our common stock, representing approximately 27% of the outstanding shares of our common stock. Additionally, these figures do not reflect any increase in beneficial ownership that such persons may experience in the future upon vesting or other maturation of exercise rights under any of the options or warrants they may hold or in the future be granted or if they otherwise acquire additional shares of our common stock. The interests of such persons may differ from the interests of our other stockholders. As a result, in addition to their board seats and offices, such persons will have significant influence over and control all corporate actions requiring stockholder approval, irrespective of how the Company’s other stockholders may vote, including the following actions:

•	to elect or defeat the election of our directors;

•	to amend or prevent amendment of our Certificate of Incorporation or By-laws;

•	to effect or prevent a merger, sale of assets or other corporate transaction; and

•	to control the outcome of any other matter submitted to our stockholders for vote.

Such persons’ stock ownership may discourage a potential acquirer from making a tender offer or otherwise attempting to obtain control of the company, which in turn could reduce our stock price or prevent our stockholders from realizing a premium over our stock price.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth certain information as of May 14, 2008 regarding the beneficial ownership of our common stock, taking into account the consummation of the Merger, by (i) each person or entity who, to our knowledge, owns more than 5% of our common stock; (ii) each executive officer; (iii) each director; and (iv) all of our executive officers and directors as a group.  Unless otherwise indicated in the footnotes to the following table, each of the stockholders named in the table has sole voting and investment power with respect to the shares of our common stock beneficially owned. Except as otherwise indicated, the address of each of the stockholders listed below is: Adex Media, Inc., 883 North Shoreline Blvd., Suite A200, Mountain View, California 94943.

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Name of Beneficial Owner	Number of Shares Beneficially Owned (1)		Percentage Beneficially Owned (2)
Ed Roffman	250,000		*
Scott Rewick	4,200,000		14.22%
Ed Bernstein	-		*
Ben Zadik	-		*
Brian Carrozzi	3,600,000		12.9%
Joseph and Pat Abrams	2,909,724	(3)	9.8%
Barry Honig	2,187,000	(4)	7.4%
Alan Honig	2,700,000	(5)	9.1%
All executive officers and directors as a group (five persons)	8,050,000		27.26%
____________________________
*           Represents less than 1%

(1)	Unless otherwise indicated, includes shares owned by a spouse, minor children, and relatives sharing the same home, as well as entities owned or controlled by the named beneficial owner.

(2)	Based on 29,524,653 shares of our common stock outstanding immediately following the Merger. This includes 250,000 shares that were issued post-Merger to Kim and Lim, LLC.

(3)
Joseph and Pat Abrams hold these shares through the Joseph and Pat Abrams Trust. In addition, their adult children, Matthew Abrams and Sarah Abrams, each individually hold 1,451,613 shares of our common stock.

(4)	Barry Honig holds these shares through GRQ Consultants, Inc., of which he is the sole shareholder.

(5)
Alan Honig has voting and dispositive control of these shares as the trustee of four trusts, each of which holds 675,000 shares for the benefit of his minor grandchildren, who are also the children of Barry Honig.

Executive Officers and Directors

The following persons became our executive officers and directors on May 14, 2008, upon effectiveness of the Merger, and hold the positions set forth opposite their respective names.

Name	Age	Position
Ed Roffman	58	Director
Scott Rewick	40	Director and Chief Executive Officer
Ed Bernstein	56	Director
Ben Zadik	33	Chief Financial Officer
Brian Carrozzi	30	Chief Operating Officer

Our directors hold office until the earlier of their death, resignation or removal or until their successors have been qualified.  Our officers are elected annually by, and serve at the pleasure of, our board of directors.

Biographies

Ed Roffman (Director).  Mr. Roffman has served as the part-time Chief Financial Officer of Cryptic Studios, Inc., a massively multiplayer online game developer since October 2007.  From April 2005 to October 2007, Mr. Roffman was an independent consultant. From December 2004 until April 2005 he served as the Chief Financial Officer of video game developer and publisher Red Mile Entertainment, Inc. in Sausalito, California.  Prior to his work at Red Mile Entertainment, Mr. Roffman served as Chief Financial Officer at Fluent Entertainment, Inc. in Novato, California and as a member of Creekside, LLC, a consulting firm in Larkspur, California.  He has served as a member of the Board of Directors of SilverStar Holdings Ltd. since March 2007 and of Akeena Solar since August 2006.

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Scott Rewick (Director and Chief Executive Officer).   Mr. Rewick is currently President, CEO and a director of Adex.  Mr. Rewick has significant experience in the online advertising and direct marketing sector.  From July 2007 to April 2008, Mr. Rewick was President and CEO of LSF Publishing.  Prior to LSF, Mr. Rewick co-founded Next Internet, from August 2005 to January 2007.  From July 2002 to August 2005, Mr. Rewick worked for Connexus (formerly Netblue) which he co-founded and where he held a variety of positions.  Beginning in 1999, Mr. Rewick helped co-found MetaReward (later sold to Experian), one of the first affiliate networks.

Ed Bernstein (Director).  Mr. Bernstein has been CEO and director of Propell Corporation, a digital photo products and services company he helped found since April 2008, with principal offices in Orlando, Florida.  Prior to Propell, Mr. Bernstein was a partner in Creekside LLC, a private technology consulting company.  From April 2002 to October 2006, Mr. Bernstein served as Chief Executive Officer and co-founder of PhotoTLC, Inc.  Mr. Bernstein also co-founded Palladium Interactive, Inc. and was an officer of Broderbund Software, Inc., and The Software Toolworks, Inc. (later renamed Mindscape, Inc.).  He has also served on the Board of Directors of Silverstar Holdings Ltd. since March 2008.

Ben Zadik (Chief Financial Officer).  Mr. Zadik joined us in May 2008 as Chief Financial Officer, Treasurer and Secretary.  From April 2006 to March 2008, Mr. Zadik served as the Chief Financial Officer, Treasurer, and Secretary of Red Mile Entertainment.  From April 2004 to April 2006, Mr. Zadik was the International Controller for AMB Property Corporation.  From March 2001 to March 2004, he was the assistant controller for Sangstat Medical Corporation.  Prior to that, Mr. Zadik was a key member of the financial analysis and planning group at Netopia, Inc. and a senior associate with PricewaterhouseCoopers LLP.

Brian Carrozzi (Chief Operating Officer).  Mr. Carozzi is responsible for managing the business operations of Adex.  He brings with him over eight years of experience in direct marketing, online advertising, and product development. Previously, Mr. Carrozzi co-founded WeWin, Inc., an online loyalty reward video entertainment company.  Prior to WeWin, he founded ROI Media, LLC, an online lead generation company. Mr. Carrozzi directly oversaw product management and development for ROI Media’s lead generation and e-mail marketing products. Prior to WeWin, Mr. Carrozzi was Director of Business Development for ValueClick, Inc..

There are no family relationships among any of our directors and executive officers.

Employment Agreements

As discussed above, we have employment agreements in place with our two employees, James Kim and Dennis Hom.  In addition, as more fully disclosed in Item 5.02(e) below, we have a written employment agreement with Ben Zadik, our Chief Financial Officer.  Although we have not entered into any written employment agreements with any of our other officers or directors, the Company is paying Scott Rewick an annual salary of $200,000 and Brian Carrozzi an annual salary of $182,500.  We do not currently have a bonus plan, but we intend to create one to cover all of our executive officers.  In addition, on May 15, 2008, the Company granted each of our three executive officers an option to purchase 1,000,000 shares of Adex common stock at a price of $0.75 per share, 50% of which will vest on May 1, 2009 and the remainder will vest in equal amounts over the following thirty-six months.

Employee Stock Option Plan

We have adopted the Adex Media, Inc. Employee Stock Option Plan, pursuant to which 5,000,000 shares of our common stock are reserved for issuance as awards to employees, directors, consultants, and other service providers.  Such options may be issued at the fair market value of the stock at the time the option is granted.  All options issued under the plan must be exercised within ten years from the date of the option issuance. A Compensation Committee to be appointed by the Company’s Board of Directors will determine the vesting period, if any, applicable to options granted under the plan.  There is a cashless exercise provision in the plan.

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Director Compensation

Prior to the Merger, Adex did not have compensation arrangements in place for members of our Board of Directors.  However, after the Merger, Ed Roffman shall be paid $1,250 per month as Chairman of the Board of Directors and as the Audit Committee Chairman.  Additionally, on May 15, 2008 the Company’s Board of Directors approved the issuance to Ed Roffman and Ed Bernstein each of a five-year option to purchase 25,000 shares of Adex common stock, of which 50% shall vest on November 1, 2008 and the remainder shall vest monthly in equal amounts over the following six months, exercisable at $0.75 per share.  On May 15, 2008, the Company’s Board of Directors also approved the issuance to Scott Rewick of an option to purchase 1,000,000 shares of Adex common stock of which 50% shall vest on May 1, 2009 and the remainder shall vest monthly in equal amounts over the following thirty-six months. We currently reimburse our directors for reasonable expenses incurred in connection with their services as directors.  In the future we may continue to compensate our directors with cash and/or equity awards.

Executive Compensation

The following table sets forth all compensation awarded to, earned by, or paid by the Company to its named executive officers during the years ended December 31, 2007 and 2006.

Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	All Other Compensation	Total ($)
Current Officers:
Scott Rewick (1)	-	-	-	-	-	-	-
Chief Executive Officer
Ben Zadik (2)	-	-	-	-	-	-	-
Chief Financial Officer
Brian Carrozzi (3)	-	-	-	-	-	-	-
Chief Operating Officer

Former Officers:
Chad Allison (4) Chief Executive Officer	2007	-	-	-	-	-	-
	2006	-	-	-	-	-	-
_____________________________________
(1)
Scott Rewick began receiving compensation from Abundantad on April 1, 2008 and was appointed Chief Executive Officer of Adex effective May 14, 2008.  Prior to April 1, 2008, Mr. Rewick received no compensation from Adex or Abundantad for service as an executive officer.

(2)
As further described below in Item 5.02, Ben Zadik entered into an employment agreement with Abundantad effective May 1, 2008 and was appointed Chief Financial Officer of Adex effective May 14, 2008.  Prior to May 1, 2008, Mr. Zadik received no compensation from Adex or Abundantad for service as an executive officer.

(3)
Brian Carrozzi began receiving compensation from Abundantad on April 1, 2008 and was appointed Chief Operating Officer effective May 14, 2008.  Prior to April 1, 2008, Mr. Carrozzi received no compensation from Adex or Abundantad for service as an executive officer.

(4)
Chad Allison served as the sole officer and director of Adex prior to May 14, 2008, when his resignation became effective.  Mr. Allison was not compensated for his service as an executive officer of Adex.

Directors’ and Officers’ Liability Insurance

We currently do not have directors’ and officers’ liability insurance insuring our directors and officers against liability for acts or omissions in their capacities as directors or officers, subject to certain exclusions.  In the future, we may determine that it is necessary or beneficial to have directors’ and officers’ liability insurance.  We also may enter into indemnification agreements with key officers and directors and such persons to the extent permitted under applicable laws, and our Certificate of Incorporation and Bylaws.

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Code of Ethics

We intend to adopt a code of ethics that will apply to our officers, directors and employees, including our Chief Executive Officer and our principal financial officer, but have not done so to date due to our relatively small size.

Board Committees

We expect our board of directors, in the future, to appoint an audit committee, nominating committee and compensation committee, and to adopt charters relative to each such committee.  We intend to appoint such persons to committees of the board of directors as are expected to be required to meet the corporate governance requirements imposed by a national securities exchange, although we are not required to comply with such requirements until we elect to seek listing on a national securities exchange.

Certain Relationships and Related Transactions

To our knowledge, there are no relationships or related transactions between us and any of our officers or directors.

Item 3.02    Unregistered Sales of Equity Securities

In connection with our merger with Abundantad, Adex issued 16,919,703 shares of its common stock in the aggregate to the holders of Abundantad stock in exchange for shares of Abundantad common stock.  The issuance of such shares of common stock was exempt from registration under the Securities Act of 1933 pursuant to Section 4(2) thereof.  Such shares of common stock are restricted shares, and the holders thereof may not sell, transfer or otherwise dispose of such shares without registration under the Securities Act of 1933 or an exemption therefrom.

Description of Capital Stock

Authorized Capital Stock

We have authorized 150,000,000 shares of common stock, par value $0.0001 and 10,000,000 shares of preferred stock, par value $0.0001.

Capital Stock Issued and Outstanding

After giving effect to the Merger and issuing 250,000 shares to Kim & Lim, LLC pursuant to their agreement with Abundantad, our issued and outstanding securities, on a fully diluted basis, are as follows:

•	29,524,653 shares of our common stock; and

•	no shares of preferred stock.

Common Stock

The holders of our common stock are entitled to one vote per share. Our Certificate of Incorporation does not provide for cumulative voting. The holders of our common stock are entitled to receive ratably such dividends, if any, as may be declared by our board of directors out of legally available funds; however, the current policy of our Board of Directors is to retain earnings, if any, for operations and growth.

Upon liquidation, dissolution or winding-up, the holders of our common stock are entitled to share ratably in all assets that are legally available for distribution. The holders of our common stock have no preemptive, subscription, redemption or conversion rights. The rights, preferences and privileges of holders of our common stock are subject to, and may be adversely affected by, the rights of the holders of any series of preferred stock, which may be designated solely by action of our Board of Directors and issued in the future.

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Preferred Stock

As of May 14, 2008, we had no shares of preferred stock issued or outstanding.  Our Certificate of Incorporation and Bylaws authorize our Board of Directors to approve the issuance of shares of preferred stock in one or more series without further vote or action by our stockholders, subject to any limitations prescribed by law.  If our Board of Directors approves the issuance of preferred stock, the Board will determine the number of shares, designations, preferences, voting powers, qualifications and special or relative rights or privileges of each series of preferred stock, which may include dividend rights, voting rights, liquidation preferences, conversion rights and preemptive rights.

Options

We have adopted the Adex Media, Inc. Employee Stock Option Plan, pursuant to which 5,000,000 shares of our common stock are reserved for issuance as awards to employees, directors, consultants, and other service providers.  Such options may be issued at the fair market value of the stock at the time the option is granted.  All options issued under the plan must be exercised within ten years from the date of the option issuance.  A Compensation Committee to be appointed by the Company’s Board of Directors will determine the vesting period, if any, applicable to options granted under the plan.  There is a cashless exercise provision in the plan.

We have issued stock options to purchase an aggregate of 3,200,000 shares of common stock to seven individuals, including Dennis Hom, James Lim, Scott Rewick, Brian Carozzi, Ed Bernstein, Ed Roffman and Ben Zadik.

Warrants

We do not have any issued or outstanding warrants.

Dividend Policy

We have not previously paid any cash dividends on our common stock and do not anticipate or contemplate paying dividends on our common stock in the foreseeable future.  We currently intend to use all available funds to develop our business.  We can give no assurances that we will ever have excess funds available to pay dividends.

Indemnification of Directors and Officers

Section 145 of the Delaware General Corporation Law (“DGCL”) provides, in general, that a corporation incorporated under the laws of the State of Delaware, such as us, may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than a derivative action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful.

In the case of a derivative action, a Delaware corporation may indemnify any such person against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification will be made in respect of any claim, issue or matter as to which such person will have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery of the State of Delaware or any other court in which such action was brought determines such person is fairly and reasonably entitled to indemnity for such expenses.

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Our Certificate of Incorporation and Bylaws provide that we will indemnify our directors, officers, employees and agents to the extent and in the manner permitted by the provisions of the DGCL, as amended from time to time, subject to any permissible expansion or limitation of such indemnification, as may be set forth in any stockholders’ or directors’ resolution or by contract.

We may also enter into indemnification agreements with each of our executive officers and directors that provide, among other things, for the indemnification to the fullest extent permitted or required by Delaware law, provided that such indemnitee shall not be entitled to indemnification in connection with any “claim” (as such term is defined in the agreement) initiated by the indemnitee against us or our directors or officers unless we join or consent to the initiation of such claim, or the purchase and sale of securities by the indemnitee in violation of Section 16(b) of the Securities Exchange Act of 1934.

Any repeal or modification of these provisions approved by our stockholders shall be prospective only, and shall not adversely affect any limitation on the liability of a director or officer of ours existing as of the time of such repeal or modification.

We are also permitted to apply for insurance on behalf of any director, officer, employee or other agent for liability arising out of his actions, whether or not the DGCL would permit indemnification.

Anti-Takeover Effect of Delaware Law, Certain By-Law Provisions

Certain provisions of our Bylaws are intended to strengthen the Board’s position in the event of a hostile takeover attempt.  These provisions have the following effects:

•
they provide that only business brought before an annual meeting by the Board or by a stockholder who complies with the procedures set forth in the Bylaws may be transacted at an annual meeting of stockholders; and

•	they provide for advance notice or certain stockholder actions, such as the nomination of directors and stockholder proposals.

We are subject to the provisions of Section 203 of the DGCL, an anti-takeover law.  In general, Section 203 prohibits a publicly held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years after the date of the transaction in which the person became an interested stockholder, unless the business combination is approved in a prescribed manner.  For purposes of Section 203, a “business combination” includes a merger, asset sale or other transaction resulting in a financial benefit to the interested stockholder, and an “interested stockholder” is a person who, together with affiliates and associates, owns, or within three years prior, did own, 15% or more of the voting stock.

Trading Information

Our common stock is currently approved for quotation on the OTC Bulletin Board maintained by the Financial Industry Regulatory Authority, Inc. under the symbol SSIN.OB.  We have notified the OTC Bulletin Board of our name change, from SupportSpan to Adex, and will obtain a new symbol.  As soon as practicable, and assuming we satisfy all necessary initial listing requirements, we intend to apply to have our common stock listed for trading on the American Stock Exchange or The NASDAQ Stock Market, although we cannot be certain that any of these applications will be approved.

Transfer Agent

The transfer agent for our common stock is Island Stock Transfer, 100 Second Avenue, Suite 104N, St. Petersburg, Florida 33701.

Item 4.01     Changes in Registrant’s Certifying Accountant.

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On May 14, 2008, we dismissed Webb & Company, P.A. (“Webb”) as our independent accountants.   Webb had previously been engaged as the principal accountant to audit our financial statements.  The reason for the dismissal of Webb is that, following the consummation of the Merger on May 14, 2008, (i) the former stockholders of Abundantad owned a majority of the outstanding shares of our common stock and (ii) our primary business became the business previously conducted by Abundantad.  The independent registered public accountant of Abundantad was the firm of Burr, Pilger & Mayer (“BPM”).  We believe that it is in our best interest to have BPM continue to work with our business, and we therefore retained BPM as our new principal independent registered accounting firm, effective as of May 14, 2008.  BPM is located at 600 California Street, Suite 1300, San Francisco, California 94108.  The decision to change accountants was approved by our Board of Directors on May 14, 2008.

The report of Webb on our financial statements for the period from March 13, 2007 (inception) through March 31, 2008 did not contain an adverse opinion or disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope or accounting principles, except that the report was qualified as to our ability to continue as a going concern.

From our inception through May 14, 2008, there were no disagreements with Webb on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to the satisfaction of Webb, would have caused it to make reference to the matter in connection with its reports.

From our inception through May 14, 2008, we did not consult BPM regarding either: (i) the application of accounting principles to a specific completed or contemplated transaction, or the type of audit opinion that might be rendered on our financial statements; or (ii) any matter that was the subject of a disagreement as defined in Item 304 of Regulation S-K.

We have made the contents of this Current Report on Form 8-K available to Webb and requested that Webb furnish us a letter addressed to the SEC as to whether Webb agrees or disagrees with, or wishes to clarify our expression of, our views, or containing any additional information.  A copy of Webb’s letter to the SEC is included as Exhibit 16.1 to this Current Report on Form 8-K.

Item 5.01    Changes in Control of Registrant.

Reference is made to the disclosure set forth under Item 2.01 of this Current Report on Form 8-K, which disclosure is incorporated herein by reference.

Item  5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Adex’s sole officer and director, Chad Allison, immediately prior to the Merger resigned from all positions with Adex as of May 14, 2008, effective upon the closing of the Merger.  Pursuant to the terms of the Merger Agreement, our new directors and officers are as set forth therein.  Reference is made to the disclosure set forth under Item 2.01 of this Current Report on Form 8-K, which disclosure is incorporated herein by reference.

(c) Appointment of Officers

Effective May 14, 2008, the newly appointed directors described below in Item 5.02(d) appointed the following persons as our executive officers, with the respective titles as set forth opposite his or her name below:

NAME	AGE	POSITION
Mr. Scott Rewick	40	Chief Executive Officer
Mr. Brian Carrozzi	30	Chief Operating Officer
Mr. Ben Zadik	33	Chief Financial Officer

 Please see Item 2.01 of this Current Report, the information of which is herein incorporated by reference.

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(d)   Appointment of Directors

Effective May 14, 2008, the following persons were appointed as members of the Board of Directors:

NAME	AGE	POSITION
Mr. Ed Bernstein	56	Director
Mr. Scott Rewick	40	Director
Mr. Ed Roffman	58	Director

Please see Item 2.01 of this Current Report, the information of which is herein incorporated by reference.

Family Relationships

There are no relationships between the officers or directors of the Company.

(e) Employment Agreements of the Executive Officers

Effective May 1, 2008, Abundantad entered into an at-will employment agreement with Ben Zadik for his service to the Company in the capacity of Chief Financial Officer.  Under the terms of Mr. Zadik’s employment agreement, he began working part-time for the Company at the rate of $125.00 per hour from May 1, 2008 until May 27, 2008.  From May 27, 2008 until July 11, 2008, Mr. Zadik will be compensated based on a yearly salary of $87,500.  After July 11, 2008, Mr. Zadik will receive a yearly base salary of $175,000.  Mr. Zadik’s employment agreement also provides that the Company will grant him an incentive stock option to purchase 1,000,000 shares of the Company’s common stock at the price of $0.75 per share.  Mr. Zadik’s right to purchase shares under the option will vest 25% after one year of service, measured from May 1, 2008, and then ratably over the next thirty-six months.

Although we have not entered into any written employment agreements with any of our other officers or directors, the Company is paying Scott Rewick an annual salary of $200,000 and Brian Carrozzi an annual salary of $182,500.  We do not currently have a bonus plan, but we intend to create one to cover all of our executive officers.  In addition, on May 15, 2008, the Company granted each of our three executive officers an option to purchase 1,000,000 shares of Adex common stock at a price of $0.75 per share, 50% of which will vest on May 1, 2009 and the remainder will vest in equal amounts over the following thirty-six months.

Item 5.03     Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On May 15, 2008, pursuant to the Merger Agreement, the Board of Directors of Adex adopted a resolution by unanimous written consent changing its fiscal year end from May 31 to December 31.   This change was made to be consistent with the fiscal year of the merging company, Abundantad, Inc.

Item 5.06    Change in Shell Company Status.

Following the consummation of the Merger described in Item 2.01 of this Current Report on Form 8-K, we believe that we are not a shell corporation as that term is defined in Rule 405 of the Securities Act and Rule 12b-2 of the Exchange Act.

Item 9.01    Financial Statements and Exhibits.

(a)           Financial Statements of Businesses Acquired.   In accordance with Item 9.01(a), Kim & Lim, LLC’s audited financial statements for the fiscal year ended December 31, 2007 and 2006, and (ii) Kim & Lim, LLC’s unaudited financial statements for the three-month interim period ended March 31, 2008 are filed in this Current Report on Form 8-K as Exhibit 99.1 and Exhibit 99.2, respectively.

(b)           Pro Forma Financial Information.  In accordance with Item 9.01(b), our pro forma financial statements are filed in this Current Report on Form 8-K as Exhibit 99.2.

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(d)           Exhibits.  With the exception of Exhibit 3.2, the exhibits listed in the following Exhibit Index were filed as part of the Current Report on Form 8-K filed on May 16, 2008 and are hereby incorporated herein by reference.

Exhibit No.	Description
2.1	Agreement of Merger and Plan of Reorganization, dated as of April 30, 2008, by and among SupportSpan, Adex Media, Inc., and Abundantad, Inc.
2.2	Certificate of Merger, merging Adex Media, Inc. with and into Abundantad, Inc., filed with the Secretary of State of the State of Delaware on May 14, 2008
2.3	Certificate of Merger, merging Adex Media, Inc. with and into Abundantad, Inc., filed with the Department of State of the State of Nevada on May 14, 2008
3.1	Certificate of Correction to Certificate of Incorporation for Adex Media, Inc.
3.2	By-laws *
10.1	Form of Directors and Officers Indemnification Agreement
10.2	Employment Agreement, dated May 14, 2008, by and between Abundantad, Inc. and Kim
10.3	Employment Agreement, dated May 14, 2008, by and between Abundantad, Inc. and Hom
10.4	Asset Purchase Agreement between Abundantad, Inc. and Kim & Lim, LLC
10.5	Resignation Letter from Chad Allison, dated May 14, 2008
10.6	Employee Stock Option Plan
16.1	Letter from Webb & Company, P.A., dated May 14, 2008
99.1	Kim & Lim, LLC financial statements for the fiscal years ended December 31, 2007 and 2006
99.2	Kim & Lim, LLC unaudited financial statements for the three months ended March 31, 2008
99.3	Pro forma unaudited consolidated financial statements as of March 31, 2008 and for the year ended December 31, 2007

*  Filed with the Form 8-K submitted on April 30, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date:  July 22, 2008

ADEX MEDIA, INC.

By:	/s/ Scott Rewick
Scott Rewick Chief Executive Officer